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                                                                 EXHIBIT 10.9
                           NON-COMPETITION AGREEMENT


       This Non-Competition Agreement (the "AGREEMENT") is made and entered into as of the 31 day of December, 1994, between Julius S. Burns ("BURNS") and MMI Products, Inc., a Delaware corporation (the "COMPANY").


                              W I T N E S S E T H:


       WHEREAS, the Company is presently engaged in and intends to continue engaging in the manufacture and marketing of welded wire fabric and drawn wire and other activities in the United States of America (as such business is conducted on the date hereof, the "WIRE MESH BUSINESS");

       WHEREAS, the Company is also presently engaged in and intends to continue engaging in the manufacture and marketing of bar supports and other wire products for the concrete construction industry and other activities in the United States of America (as such business is conducted on the date hereof, the "CONCRETE ACCESSORIES BUSINESS");

       WHEREAS, Burns and the Company have entered into that certain Employment Agreement (herein so called) of even date herewith;

       WHEREAS, Burns will have access to certain trade secrets and confidential information (the "CONFIDENTIAL INFORMATION") of the Company and of corporations affiliated with the Company, and the Confidential Information constitutes valuable, special and unique property of the Company and such other corporations;

       WHEREAS, the Company will be irreparably harmed if the Confidential Information is disclosed to any person or entity;

       WHEREAS, the Company will be irreparably harmed if, within the period set forth below, Burns or any affiliate directly or indirectly competes with the businesses engaged in by the Company (except as expressly permitted herein); and

       WHEREAS, in order to assure that Burns will not benefit unfairly from his association with the Company and that he will not undermine the value of the stock of the Company's parent corporation, Merchants Metals Holding Company, a Delaware corporation ("HOLDING") and the business of the Company, the Company and the Company's shareholders who, together with Burns and Holding, are parties to a Shareholders' Agreement dated as of July 31, 1989, require that Burns be bound by certain non-competition covenants at the time he ceases employment with the Company;

       NOW, THEREFORE, in consideration of the premises, the parties agree as follows:



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       1.     Covenants.

              (a) Disclosure of Information. Burns will not, during or after the term of his employment, disclose any of the Confidential Information to any person or entity for any reason or purpose whatsoever, except as may be required by law.

              (b) Agreement Not to Compete. Following the termination of his employment with the Company pursuant to Section 6 of the Employment Agreement, Burns agrees that for a period of two years neither he nor any affiliate shall, either in his own behalf or as a partner, officer, director, employee, agent or shareholder (other than as the holder of less than 5% of the outstanding voting capital stock of any corporation with a class of equity security registered under the Securities Act of 1934, as amended) engage in, invest in or render services to any person or entity engaged in the Wire Mesh Business, the Concrete Accessories Business, or any businesses in which the Company is engaged at the date of termination and situated within any states of the United States of America in which the Company has made sales during the 12 months immediately preceding termination ("COMPETITIVE BUSINESS"); provided that if Burns is terminated pursuant to Section 6.3 of the Employment Agreement, the foregoing restriction will apply only for a period of one year, plus the number of months that the Company elects at its sole option (which may be zero but in no event greater than 12 months) to pay monthly severance payments equal to Burns' monthly Base Compensation to Burns after the expiration of such one-year period. Nothing contained in this Section shall be construed as restricting Burns' right to sell or otherwise dispose of any business or investments owned or operated by Burns as of the date of termination.

              (c) Agreement Not to Solicit Employees. Following the termination of his employment with the Company, Burns agrees that for a period of two years neither he nor any affiliate shall, either alone or on behalf of any business engaged in a Competitive Business, solicit or induce, or in any manner attempt to solicit or induce, any person employed by, or any agent of, the Company to terminate his contract of employment or agency, as the case may be, with the Company (other than Burns' secretary).

              (d) The parties agree that the remedy at law for the breach of any provision of this Section 1 will be inadequate and that, in addition to any other remedies it may have in the event of breach, the company shall be entitled to temporary and permanent injunctive relief to prevent Burns' continued breach of such provisions without the necessity of proving actual damage. The covenants in this Agreement are independent, and the existence of any claim or cause of action of Burns or any of his affiliates against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement of this Agreement by the Company.

       2.     Integration.      This Agreement represents the entire
understanding and agreement between the parties hereto with respect to the subject matter hereof, and all other written or oral agreements relating to the subject matter hereof are hereby superseded.





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       3.     Amendment; Waiver.  No modification or amendment hereof shall be valid and binding, unless it be in writing and signed by the parties hereto. The waiver of any provision hereof shall be effective only in the specific instance and for the particular purpose for which it was given. No failure to exercise, and no delay in exercising, any right or power hereunder shall operate as a waiver thereof.

       4. Benefit; Assignment. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns. The rights of the Company hereunder are assignable in whole or in part to any person or entity that acquires the Wire Mesh Business or the Concrete Accessories Business.

       5. Reasonableness of Restrictions. Burns has reviewed and carefully considered the provisions of this Agreement with advice of counsel of his choice and, having done so, agrees that the restrictions set forth herein are fair and reasonably required for the protection of the interests of the Company.

       6. Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement. Furthermore, in lieu of each such illegal, invalid or unenforceable provision there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

       7. Governing Law. This Agreement has been entered into in the State of Texas and shall be construed in accordance with, and governed by, the laws of the State of Texas excluding the conflicts of law rules of the State of Texas.

       8. Costs. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which it may be entitled.

       9. Remedies Cumulative. No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies by any party hereto shall not constitute a waiver of the right to pursue other available remedies.

       10. Affiliates. As used herein, the term "affiliate" means any person or entity controlling, controlled by, or under common control with, the subject person or entity.





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       11.    Multiple Counterparts.  This Agreement may be executed in a number of identical counterparts, each of which for all purposes will be deemed an original, and all of which will constitute collectively, one Agreement; but in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

       12. Cumulative Rights. The rights of the parties under this Agreement are cumulative and in addition to all similar and other rights of the parties under other agreements between them, or among them and others.

       13. Headings. The headings of the paragraphs of this Agreement have been inserted for convenience of reference only and shall in no way restrict or modify any of the terms or provisions hereof.

       14. Entire Agreement; Modification. This Agreement contains the entire agreement between the parties and supersedes all prior agreements and understandings, oral or written, with respect to the transactions contemplated herein, including the Non-Competition Agreement dated December 13, 1988, between Burns and the Company's predecessor.

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



                                           EMPLOYER;

                                           MMI PRODUCTS, INC.


                                           By:    /s/ Thomas F. McWilliams
                                               ---------------------------------
                                                  Thomas F. McWilliams,
                                                  Director


                                           EMPLOYEE:



                                           /s/ Julius S. Burns
                                           -------------------------------------
                                           Julius S. Burns





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